AudioEye 10-Q
Exhibit 32.1

CERTIFICATION

In connection with the periodic report of AudioEye, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), we, Nathaniel Bradley, Chief Executive Officer (Principal Executive Officer) and Edward O’Donnell, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 14, 2013

/s/ Nathaniel Bradley
Nathaniel Bradley
Chief Executive Officer (Principal Executive Officer)

/s/ Edward O’Donnell
Edward O’Donnell
Chief Financial Officer (Principal Financial and Accounting Officer)